EXHIBIT 4.7


                          REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement"), dated as of March 15, 2001 (the "Effective Date"), is by and among Entertainment Properties Trust, a Maryland business trust (the "Company"), G.S. Theaters, L.L.C., a Louisiana limited liability company ("GST"), Westbank Theatres, L.L.C., a Louisiana limited  liability  company  ("WT"),  Clearview  Theatres,  L.L.C.,  a Louisiana limited liability company ("CT"), Houma Theater, L.L.C., a Louisiana limited liability company ("HT1), and Hammond Theatres, L.L.C., a Louisiana limited liability company ("HT2"). GST, WT, CT, HT1 and HT2 are collectively referred to as the "Preferred Members." The Preferred Members and their respective successors-in-interest and permitted assigns are hereinafter sometimes referred to as the "Holders."

                                    RECITALS:

     WHEREAS, upon execution of the First Amended and Restated Limited Liability Company Agreement (the "LLC Agreement") of EPT Gulf States, LLC, a Delaware limited liability company (the "Operating Company"), dated as of the date hereof, among EPT DownREIT, Inc. a wholly-owned subsidiary of the Company (the "Common Member"), and the Preferred Members, and the consummation of the transactions contemplated thereby and pursuant to the Contribution Agreement (the "Contribution Agreement"), dated as of the date hereof, among the Common Member and the Preferred Members, each of the Preferred Members will be a holder of preferred and common member interests of the Operating Company (the "Units"); and

     WHEREAS, pursuant to the LLC Agreement, the Preferred Members now have the right at any time to exchange all or any portion of their Units for shares (the "Shares") of the Company's Common Shares (as defined below) or cash at the option of the Operating Company, and, except as provided herein, any Shares issued upon such exchange will not be registered under the Securities Act of 1933, as amended (the "Securities Act"); and

     WHEREAS, in order to induce the Preferred Members to enter into the LLC Agreement and as a condition to the Preferred Members' obligations contemplated by the Contribution Agreement, the Company has agreed to provide certain registration rights with respect to the Shares set forth in this Agreement;

     NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                          DEFINITIONS AND CONSTRUCTION

     SECTION 1.1. DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings specified below (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Business Day(s)" means calendar days other than Saturdays, Sundays and days on which banking institutions in the City of New York are authorized by law to close.

     "Common Shares" means the Company's Common Shares, par value $0.01 per share.

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     "Effective  Date"  shall  have the  meaning  ascribed  to that  term in the introductory paragraph of this Agreement.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder as in effect at the time.

     "Form S-3" means such form of registration statement under the Securities Act or any registration form under the Securities Act subsequently adopted by the SEC that permits the inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

     "Holder" shall have the meaning ascribed to that term in the introductory paragraph of this Agreement.

     The terms "register," "registered," and "registration" refer to a registration effected by the preparation and filing of a Registration Statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such Registration Statement by the SEC.

     "Registrable Securities" means at any time: (a) the Shares issued by the Company to the Holders upon exchange of Units, and (b) any other securities issued by the Company in exchange for or upon conversion of any such Shares (it being understood that Units do not constitute Registrable Securities) but, with respect to any particular Registrable Security, only so long as it continues to be a Registrable Security. Registrable Securities shall include any securities issued as a dividend or distribution on account of Registrable Securities or resulting from a subdivision of the outstanding shares of Registrable Securities into a greater number of shares (by reclassification, stock split or otherwise). For the purposes of this Agreement, a security that was at one time a Registrable Security shall cease to be a Registrable Security when (a) such security has been effectively registered under the Securities Act and such security has been disposed of pursuant to such registration statement, (b) such security is sold to the public in reliance on Rule 144 (or any similar provision then in force) under the Securities Act, (c) such security has been otherwise transferred and (i) the Company has properly delivered a new certificate or other evidence of ownership not bearing the legend set forth on the Shares upon the initial issuance thereof (or other legend of similar import) and (ii) in the opinion of counsel to the Company reasonably acceptable to the Holders and addressed to the Company and the holder of such security, the subsequent disposition of such security shall not require the registration or qualification under the Securities Act or be subject to any other limitations on dispositions, including, without limitation, volume limitations on dispositions, or (d) such security has ceased to be outstanding.

     "Registration Expenses" means: (a) registration, qualification, and filing fees; (b) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of any Registrable Securities being registered); (c) printing expenses; (d) internal expenses of the Company (including without limitation, all salaries and expenses of officers and employees performing legal or accounting duties); (e) fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of comfort letters customarily requested by underwriters); and (f) fees and expense of listing any Registrable Securities on any securities exchange on which the Common Shares are then listed.

     "Registration  Statement"  means  any  registration  statement  or  similar document under the Securities Act or any successor thereto that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the prospectus or preliminary prospectus included therein, all amendments and supplements to such Registration Statement, including post-elective amendments, all

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exhibits  to such  Registration  Statement  and  all  material  incorporated  by reference in such Registration Statement.

     "Rule 144" means Rule 144 promulgated under the Securities Act or any successor rule thereto.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder as in effect at the time.

     SECTION 1.2. CONSTRUCTION. In this Agreement, unless the context otherwise requires:

          (a) Articles and Sections referred to by number shall mean the corresponding Articles and Sections of this Agreement.

          (b) The terms "hereby," "hereof," "hereto," "herein," "hereunder," and any similar terms, as used in this Agreement refer to this Agreement, and the term "hereafter" shall mean after, and the term "heretofore" shall mean before the date of execution of this Agreement.

          (c) Words of masculine gender shall be deemed and construed to include correlative words of the feminine and neuter genders. Word importing the singular number shall include the plural number and vice versa, and words importing persons shall include corporations and associations, including public bodies, as well as natural persons.

          (d) The captions in this Agreement are inserted for convenience of reference only and in no way define, describe, or limit the scope or intent of this Agreement or any of the provisions hereof.

          (e) The words "include," "includes," and "including" shall be deemed to be followed by the phrase "without limitation."

                                   ARTICLE II
                               DEMAND REGISTRATION

     SECTION 2.1. Commencing on the first anniversary of the date hereof, if the Company shall receive written request in the manner provided in Section 16.2 hereof from one or more Holders (collectively, the "Initiating Holders") that the Company file a Registration Statement under the Securities Act covering the registration of any or all of such Holder's Registrable Securities, whether issued or issuable pursuant to the LLC Agreement) then the Company shall (a) within 10 days of the receipt thereof, give written notice, in the manner provided in Section 16.2 hereof, of such request to all Holders of outstanding Registrable Securities known to the Company, and (b) subject to the limitations contained in this Article II, file, as soon as practicable and in any event within 30 days after the beginning of such fiscal quarter, the Registration Statement to effect registration under the Securities Act covering all Registrable Securities for which the Company receives a request from the Holder thereof in the manner provided in Section 16.2 hereof, within 10 days of the mailing of such notice by the Company. The Company, however, shall not be required to file a Registration Statement pursuant to this Article II unless the aggregate number of Registrable Securities requested to be registered represents a total of 50,000 Common Shares.

     SECTION 2.2. If an Initiating Holder intends to distribute the Registrable Securities covered by its request by means of an underwriting, it shall so advise the Company as a part of its request made pursuant to Section 2.1 hereof and the Company shall include such information in the written notice to the

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Holders  referred to in Section  2.1. In such event,  the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to sell Registrable Securities through such underwriting (together with the Company as provided in Section 5.1(g) of this Agreement and any other holder of shares of Common Shares permitted to participate in such registration pursuant to this Section 2.2) shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Initiating Holder(s) (provided the same are underwriters of recognized nationals standing reasonably acceptable to the Company) upon the terms and conditions agreed upon between the Company and such underwriter(s). Notwithstanding any other provision of this Article II, if the underwriter(s) advise the Initiating Holder(s) in writing that marketing or other factors require a limitation of the number of Registrable Securities to be underwritten, then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holder(s), in proportion (as nearly as practicable) to the number of Registrable Securities which each Holder requested be included in such registration. If the number of Registrable Securities to be underwritten has not been so limited, the Company may include shares of Common Shares for its own account (or for the account of other shareholders) in such registration if the underwriter(s) so agree and to the extent that, in the opinion of such underwriter(s), the inclusion of such additional shares will not adversely effect the offering of the Registrable Securities included in such registration.

     SECTION 2.3. The Company shall not be obligated to effect a total of more than two (2) registrations in any twelve-month period pursuant to this Article II hereof.'

                                   ARTICLE III
                             INCIDENTAL REGISTRATION

     SECTION 3.1. If (but without any obligation to do so) the Company proposes to register (including a registration effected by the Company for shareholders other than the Holders) any shares of Common Shares under the Securities Act in connection with the public offering of such shares solely for cash on any form of Registration Statement in which the inclusion of Registrable Securities is appropriate (other than a registration (a) relating solely to the sale of securities to participants in a Company employee or non-employee director stock plan, (b) pursuant to a Registration Statement on Form S-4 or Form S-8 (or any successor forms) or any form that does not include substantially the same information, other than information relating to the selling shareholders or their plan of distribution, as would be required to be included in a registration statement covering the sale of Registrable Securities, (c) in connection with any dividend reinvestment or similar plan, or (d) for the sole purpose of offering securities to another entity or its security holders in connection with the acquisition of assets or securities of such entity or any similar transaction), the Company shall promptly give each Holder written notice of such registration in the manner provided in Section 16.2 hereof at least 30 days before the anticipated filing date of any such Registration Statement. Upon the written request of any Holder (an "Electing Holder") given in the manner provided in Section 16.2 within 15 days after the mailing of such notice by the Company, the Company shall, subject to the provisions of Article VIII hereof, cause to be registered under the Securities Act all of the Registrable
Securities that such Electing Holder has so requested to be registered. The Company shall not be required to proceed with, or maintain the effectiveness of, any registration of its securities after giving the notice herein provided, and the right of any Electing Holder to have Registrable Securities included in such Registration Statement shall be conditioned upon participation in any underwriting to the extent provided herein. The Company shall not be required to include any Registrable Securities in such underwriting unless the Electing Holders thereof enter into an underwriting agreement in customary form, and upon terms and conditions agreed upon among such Electing Holders, the Company and the underwriter(s) (except as to monetary obligations of the Electing Holders not contemplated by Article VII of this Agreement), with the underwriter(s) selected by the Company. In the event that the underwriter(s) shall advise the Company that marketing or other factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Electing Holders of Registrable Securities that would otherwise be underwritten pursuant hereto. After excluding all Shares (other than Shares to be issued by the Company) from such underwriting that are not entitled under this Agreement or any other agreement to registration, the underwriter(s) may exclude some or all of the Electing Holders' Registrable Securities from such underwriting so long as the number of Registrable Securities, if any, that may be included in the underwriting shall be allocated among the Electing Holders and all other holders of Shares entitled under any other agreement to registration in proportion (as nearly as practicable) to the number of Shares all Electing Holders and such other holders of Shares entitle to registration requested be included in such registration.

     Nothing in this Article III is intended to diminish the number of Registrable Securities to be included by the Company in such underwriting. The Company and the underwriter(s) selected by the Company shall make all determinations with respect to the timing, pricing and other matters related to the offering.

                                   ARTICLE IV
                           FORM S-3 SHELF REGISTRATION

     SECTION 4.1. Within 15 days after the date hereof, the Company shall file a registration on Form S-3 and any related qualifications and compliance, or make available an existing Form S 3, to effect registration as would permit or facilitate the continuous or delayed sale and distribution of all of the Registrable Securities pursuant to Rule 415 for a period ending not earlier than the first anniversary of the date hereof.

     SECTION 4.2. For as long as the Company intends to keep the registration described in Section 4.1 effective to permit or facilitate the continuous or delayed sale and distribution of all of the Registrable Securities pursuant to Rule 415, the Company shall have no obligation to file a Registration Statement pursuant to Section 2.1. The Company must give each Holder at least 75 days advance notice of the Company's intention to let effectiveness of such registration lapse.

                                    ARTICLE V
                             REGISTRATION PROCEDURE

     SECTION 5.1. Whenever required under this Agreement to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably practicable:

     (a) Prepare and file with the SEC a new Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective, and, except as provided in Article IV, keep such Registration Statement effective at least 90 days provided, however, that no Registration Statement need remain in effect after all Registrable Securities covered thereby have been sold.

     (b) Prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement.

     (c) Furnish to the Holders of Registrable Securities to be registered, without charge, such number of copies of a prospectus, including a preliminary prospectus, and any

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          amendment or supplement  thereto as they may reasonably  request and a
          reasonable  number  of  copies  of  the  then-effective   Registration
          Statement  and  any  post-effective   amendment   thereto,   including
          financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference).

     (d) Promptly after the filing of any document that is to be incorporated by reference into a Registration Statement or prospectus, provide copies of such document to the Holders of Registrable Securities covered thereby and any underwriter.

     (e) Use is reasonable best efforts to register and qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided, however, that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions where it would not otherwise be required to so qualify to do business or consent to service of process or subject itself to taxation in any such jurisdiction.

     (f) Cooperate with the Holders of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc.

     (g) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering, with such terms and conditions as the Company and the underwriter(s) may agree. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

     (h) Notify each Holder of Registrable Securities covered by such Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such
          Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

     (i) Cause all Registrable Securities covered by the Registration Statements to be listed on each securities exchange or automated quotation system on which shares of the Common Shares is then listed. If any of such shares are not so listed, the Company shall cause such shares to be listed on the securities exchange or automated quotation system as may be reasonably requested by the Holders of a majority of the Registrable Securities being registered.

     (j) In the case of an underwritten public offering, furnish, at the request of any Holder requesting registration pursuant to this Agreement, on the date that such Registrable Securities re delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, (A) an opinion of counsel representing the Company for the purposes of such registration, (B) a letter from independent certified public accountants of the Company, in each case to be dated such date and to be in form and substance as is customarily given by counsel or independent certified public accountants, as the case may be, to underwriters in an underwritten public offering, addressed to the underwriters.

     (k) Permit a representative of any Holder of Registrable Securities, any underwriter participating in any disposition pursuant to such registration, and any attorney or accountant retained by such Holder or underwriter, to participate, at each person's own expense, in the preparation of the Registration Statement, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such registration; provided, however, that such representatives, underwriters, attorneys or accountants enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information.

Notwithstanding the foregoing, the Company may withdraw (except for a registration effected pursuant to Article IV), delay or suspend any registration or qualification of Registrable Securities required pursuant to this Agreement for a period not exceeding 180 days (the "Blackout Period") if the Company shall deliver to the Holder(s) written notice (the "Suspension Notice") that the Company has determined in good faith that any such registration or the sale of the Registrable Securities pursuant to such registration would adversely affect an offering or contemplated offering of any securities of the Company or any other contemplated material corporate event or that there exists material nonpublic information regarding the Company, provided, that the Company shall not commence a Blackout Period more than one (1) time in any twelve-month period. Upon delivery of a Suspension Notice, all Registration Requests (as defined below) which may have been given prior to the Suspension Notice or during the Blackout Period shall be deemed nullified. Promptly after the Company determines in good faith that the registration of Registrable Securities or any sale of Registrable Securities pursuant to such registration would not adversely affect an offering or contemplated offering of any securities of the Company or any other contemplated material corporate event or that the material nonpublic information regarding the Company that caused the Blackout Period no longer exists or is no longer nonpublic information, the Company shall deliver to each Holder whose registration of Registrable Securities has been affected by the Blackout Period written notice that the Blackout Period has ceased (the "Suspension Rescission Notice") and give such Holder the opportunity to renew registration of such Holder's Registrable Securities. For purpose of determining the duration of each Blackout Period, each Blackout Period shall be deemed to
(A) commence on the earlier of (I) the first date on which the Company delivers the first Suspension Notice with respect to the Blackout Period (the "Initial Suspension Date"), or (II) the Initial Nullification Date, as defined in the LLC Agreement, and (B) terminate on the earlier of (I) the first date on which the Company delivers a Suspension Rescission Notice with respect to the applicable Suspension Notice (the "Suspension Rescission Date"), (II) the Nullification Rescission Date, as defined in the LLC Agreement, or (III) the close of business on the 180th day following the commencement of the Blackout Period. The Company shall have no obligation to cause a suspended Registration Statement provided pursuant to Article IV to be available to the Holders following a Blackout Period unless the Company receives a written request for:

     SECTION 5.2.

     (a) If the Company has determined in good faith that any such registration or the sale of the Registrable Securities pursuant to such registration would adversely affect an offering or contemplated offering of any securities of the Company or any other contemplated material corporate event or that there exists material nonpublic information regarding the Company, and the Company is prohibited from commencing a Blackout period pursuant to the final paragraph of
          Section 5.1 or Section 9.2(c) of the LLC Agreement (a "Post-Blackout Period Event"), then the Company shall have the right during the pendency such Post-Blackout Period Event, but not the obligation (hereinafter such right sometimes referred to as the "Rights"), to purchase the Subject Shares (as defined below) from the Holder thereof, for cash on the terms and subject to the conditions and restrictions contained in this Section 5.2 if the Company receives a Registration Request during the

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          pendency of such  Post-Blackout  Period Event and after being informed of the existence of such Post-Blackout Period Event, such Holder does not promptly withdraw such Registration Request. The Rights granted hereunder may be exercised by the Company upon delivery to the applicable Holder(s) of a written notice of election (an "Exercise Notice"). Once delivered, the Exercise Notice shall be irrevocable, subject to payment by the Company of the Purchase Price for the Registrable Securities in accordance with the terms hereof. The amount of cash to be paid shall equal the product of the number of Subject Shares times the Market Price (the "Purchase Price"). "Subject Shares" shall mean the Registrable Securities, whether issued or issuable pursuant to the LLC Agreement, for which the applicable Registration Request has been made. "Market Price" shall mean the average closing price of the Shares for the twenty trading days immediately prior to the earlier of (i) the date of receipt by the Company of a
          Registration Request with respect to the Subject Shares which was nullified pursuant to the last paragraph of Section 5.1; (ii) the date of receipt by the Company of the Exercise Notice (as defined in the LLC Agreement) pursuant to which the Subject Shares were issued pursuant to the LLC Agreement; or (iii) the date of receipt by the Company of the Exercise Notice (as defined in the LLC Agreement) which was nullified pursuant to Section 9.2(b) of the LLC Agreement. "Registration Request" shall mean the written request that the Company file a Registration Statement pursuant to Article II, or the written request of a Holder that the Company make the Registration Statement described in Article IV available after termination of a Blackout Period. If the Company does not exercise its Rights, then the Company
          will  cause  the   registration  of  the  Registrable   Securities  in
          accordance with the terms of this Agreement, and if applicable, cause any material non-public information to be publicly disclosed.

     (b) The closing of the acquisition or redemption of the Subject Shares shall, unless otherwise mutually agreed, be held at the principal offices of the Company, on the date agreed to by the Company and the relevant Holder, which date (the "Settlement Date") shall in no event be on a date which is later than the later of (i) ten (10) days after the date of the Exercise Notice, or (ii) five (5) days after the expiration or termination of the waiting period applicable to the Holder, if any, under the Hart-Scott-Rodino Act (the "HSR Act"). The Company agrees to use its best efforts to obtain an early termination of the waiting period applicable to any such acquisition, if any, under the HSR Act. Until the Settlement Date, each tendering Holder shall continue to own its Subject Shares, and will continue to be treated as the holder of such Subject Shares for all purposes. Subject Shares will be transferred to the Company only upon receipt by the tendering Holder of cash in payment in full therefor.

     (c) At the closing of the purchase and sale or redemption of the Subject Shares, payment of the Purchase Price shall be accompanied by proper instruments of transfer and assignment and by the delivery of (i) representations and warranties of (A) the tendering Holder with respect to its due authority to sell all of the right, title and interest in and to such Subject Shares to the Company, as applicable, and with respect to the ownership by of the Holder of such Subject Shares, free and clear of all liens, and (B) the Company with respect to its due authority to acquire or redeem such Shares for cash.

                                   ARTICLE VI
                   HOLDER'S OBLIGATION TO FURNISH INFORMATION

     SECTION 6.1. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to any Registrable Securities that the Holder of such securities furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

     SECTION 6.2. Each Holder agrees that, upon receipt of any notice from the Company, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the then current prospectus until (i) such Holder is advised in writing by the Company that a new Registration Statement covering the reoffer of Registrable Securities has become effective under the Securities Act or (ii) such Holder receives copies of a supplemented or amended prospectus contemplated by Article V hereof which addresses any additional information, including material nonpublic information, required to be disclosed therein, or until such Holder is advised in writing by the Company that the use of the prospectus may be resumed. The Company shall use its reasonable best efforts to limit the duration of any discontinuance of disposition of Registrable Securities pursuant to this paragraph.

                                   ARTICLE VII
                              REGISTRATION EXPENSES

     SECTION 7.1. In the case of any demand registration pursuant to Article II and any registration on Form S-3 pursuant to Article IV, the Company shall pay all Registration Expenses; provided, however, that with respect to any registration proceeding begun pursuant to Article II, if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered and such Holders do not pay all Registration Expenses, the Company shall be deemed to have effected a registration for purposes of Section 2.3, unless at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request.

     SECTION 7.2. In the case of any incidental registration pursuant to Article III, the Company shall pay all Registration Expenses, provided, however, that the Electing Holders shall bear any incremental underwriter's fees, discounts and commissions, and all legal or accounting fees and expenses incurred by or on behalf of the Electing Holders.

                                  ARTICLE VIII
                          EFFECTIVENESS OF REGISTRATION

     SECTION 8.1. A registration requested pursuant to Article II or Article IV will not be deemed to have been effected if (a) the registration statement has not been kept effective for the period required under Section 5.1(a) or Article IV of this Agreement, respectively, (b) the offering of Registrable Securities pursuant to such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, or (c) the conditions to the closing of any such registration that is underwritten are not satisfied, unless such conditions have not been satisfied by the Holders.

                                   ARTICLE IX
                              DELAY OF REGISTRATION

     SECTION 9.1. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration of the Company's securities as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

                                    ARTICLE X
                        INDEMNIFICATION AND CONTRIBUTION

     SECTION 10.1. In the event any Registrable Securities are included in a Registration Statement pursuant to this Agreement, the Company will indemnify and hold harmless each Holder, its directors, officers and employees and each person, if any, who "controls" such Holder (within the meaning of the Securities
Act) against all losses, claims, damages, or liabilities, joint or several, or actions in respect thereof to which such Holder or other person entitled to indemnification hereunder may become subject under the Securities Act, or otherwise, insofar as such losses, claims, damages, liabilities or actions in respect thereof arise out of, or are based upon, any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement, any related preliminary prospectus, or any related prospectus or any amendment or supplement thereto, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such Holder or other person entitled to indemnification hereunder for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be so liable to such Holder to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, an untrue statement or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact in such Registration Statement, such preliminary prospectus, or such prospectus, or any such amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of such Holder or an underwriter specifically for use therein; and provided, further, that the Company will not be liable, and this indemnification agreement shall not apply, in any such case to the extent that any such loss, claim, damage, liability or action is solely attributable to the failure of such Holder (or underwriter or agent acting on its behalf) to deliver a final prospectus (or amendment or supplement thereto) that corrects a material misstatement or omission contained in the preliminary prospectus (or final prospectus). The Company will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each person who "controls" such persons (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holders, if so requested, except with respect to information furnished in writing specifically for use in any prospectus or Registration Statement by any selling Holders or any such underwriters.

     SECTION 10.2. With respect to written information furnished to the Company by or on behalf of a Holder specifically for use in a Registration Statement, any related preliminary prospectus, or any related prospectus or any supplement or amendment thereto, such Holder will severally indemnify and hold harmless the Company, and its directors, officers and employees and each person, if any, who "controls" the Company (within the meaning of the Securities Act) against any losses, claims, damages or liabilities, joint or several, or actions in respect thereof, to which the Company or such other person entitled to indemnification hereunder may become subject under the Securities Act, or otherwise, insofar as such losses, claims, damages, liabilities or actions in respect thereof arise out of, or are based upon, any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement, such preliminary prospectus, or such prospectus, or any such amendment or supplement thereto, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and such Holder will reimburse the Company and such other persons for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, in each case to the extent, but only to the extent, that the same arises out of, or is based upon, an untrue statement or alleged untrue statement of material fact or an omission or alleged omission to state a material fact in such Registration Statement, such preliminary prospectus, or such prospectus or any such amendment or supplement thereto in reliance upon, and in conformity with, such written information. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to the information so furnished in writing by such persons specifically for inclusion in any prospectus or Registration Statement. The Holder will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each person who "controls" such persons (within the meaning of the Securities Act) to the same extent as provided herein with respect to the indemnification of the Company, if so requested.

     SECTION 10.3. Promptly after receipt by an indemnified party of notice of any claim or the commencement of any action, the indemnified party will, if a claim in respect thereof is to be made against the indemnifying party, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party will not relieve it from any liability that it may have to the indemnified party except to the extent it was actually damaged or suffered any loss or incurred any additional expense as a result thereof. If any such claim or action is brought against an indemnified party, and it notifies the indemnifying party thereof, the indemnifying party will be entitled to assume the defense thereof with counsel selected by the indemnifying party and reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action,
(a) the indemnifying party will not be liable to the indemnified party for any legal or other expense subsequently incurred by the indemnified party in connection with the defense thereof, (b) the indemnifying part will not be liable for the costs and expenses of any settlement of such claim or action unless such settlement was effected with the written consent of the indemnifying party or the indemnified party waived any rights to indemnification hereunder in writing, in which case the indemnified party may effect a settlement without such consent, and (c) the indemnified party will be obligated to cooperate with the indemnifying party in the investigation of such claim or action; provided, however, that the Holders and their respective controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by such Holders against the Company may employ their own counsel if they have been advised by counsel in writing that, in the reasonable judgment of such counsel, it is advisable for such Holders and their controlling persons to be represented by separate counsel due to the presence of conflicts of interest, and in that event the fees and expenses of such separate counsel will also be paid by the Company; provided that the Company shall not be liable for the reasonable fees and expenses of more than one separate counsel at any time for all such indemnified parties. An indemnifying party shall not, without the prior written consent of the indemnified parties, settle, compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes a release of such indemnified party reasonably acceptable to such indemnified party from all liability arising out of such claim, action, suit or proceeding or unless the indemnifying party shall confirm in a written agreement reasonably acceptable to such indemnified party, that notwithstanding any federal, state or common law, such settlement, compromise or consent shall not adversely affect the right of any indemnified party to indemnification or contribution as provided in this Agreement.

     SECTION 10.4. If for any reason the indemnification provided for in Sections 10.1 or 10.2 is unavailable to an indemnified party or is insufficient to hold it harmless as contemplated therein, then the indemnifying part shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party and the indemnified party, but also the relative fault of the indemnifying part and the indemnified party, as well as any other relevant equitable consideration. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     SECTION 10.5. The obligations under this Article X shall survive the completion of any offering of Registrable Securities in a Registration Statement pursuant to this Agreement, and otherwise.

                                   ARTICLE XI
                           REPORTS UNDER EXCHANGE ACT

     SECTION 11.1. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S 3, the Company agrees that so long as the Company is subject to the reporting requirements of the Exchange Act, to:

     (a) Make and keep public information available, as those terms are understood and defined in Rule 144;

     (b) Take such action, including the voluntary registration of its Common Shares under the Exchange Act, as is necessary to enable the Holders to utilize Form S 3 for the same of the Registrable Securities;

     (c) File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

     (d) Furnish to any Holder, so long as the Holder owns any Registrable Securities, upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or as to its qualification that it qualifies as a registrant whose securities may be resold pursuant to Form S 3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

                                   ARTICLE XII
                        ASSIGNMENT OF REGISTRATION RIGHTS

     SECTION 12.1. The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned by a Holder to a transferee or assignee of Units or Shares subject to any applicable restrictions on transfer set forth in the LLC Agreement and provided that such transfer complies with all applicable securities laws; provided, however, that (a) the Company is, promptly upon such transfer, furnished with written notice of the name and address of such transferee or assignee and the Registrable Securities with respect to which such registration rights are being assigned, (b) the transfer of such Registrable Securities may be effected in accordance with all applicable securities laws, and (c) the transferee executes and agrees to be bound by this Agreement, an executed counterpart of which shall be furnished to the Company.

                                  ARTICLE XIII
                        AMENDMENT OF REGISTRATION RIGHTS

     SECTION 13.1. Any provision of this Agreement may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of a majority of Registrable Securities then outstanding (assuming all Units have been exchanged for Shares). Any amendment or waiver effected in accordance with this Section shall be binding upon each Holder of any Registrable Securities, each future Holder of such Registrable Securities and the Company.

                                   ARTICLE XIV
                               STAND-OFF AGREEMENT

     SECTION 14.1. Any Holder, if requested by the Company or an underwriter of an underwritten public offering, agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise transfer or dispose of any Common Shares held by such Holder, except (i) for Registrable Securities included in the registration, or (ii) pursuant to (A) a bona fide gift or gifts,
(B) a bona fide pledge or pledges, (C) a distribution to partners, members or stockholders of Holder, or (D) a private sale, provided that the transferee in such private sale becomes a party to the Agreement, without the prior written consent of the Company or such underwriter(s), as the case may be, during a period of up to five days prior to the pricing of such public offering and 180 days following the effective date of any underwritten registration of the Company's securities effected pursuant to Articles II, III or IV hereof. Such agreement shall be in writing in form satisfactory to the Company and such underwriter, and may be included in the underwriting agreement. The Company may impose stop-transfer instructions with respect to the securities subject to the foregoing restriction until the end of the required stand-off period.

                                   ARTICLE XV
                       TERMINATION OF REGISTRATION RIGHTS

     SECTION 15.1. A Holder's registration rights under this Agreement relating to such Registrable Securities shall terminate on the date such Holder and its Affiliates are able to dispose of all of its shares of Registrable Securities in any 90-day period pursuant to Rule 144. All registration rights (except for rights previously exercised in connection with an underwritten public offering pursuant to Article III) of a Holder under this Agreement shall terminate on the date on which all of such Holder's shares of Registrable Securities can be sold pursuant to Rule 144(k).

                                   ARTICLE XVI
                                  MISCELLANEOUS

     SECTION 16.1. No Holder may use any confidential information received by it pursuant to this Agreement in violation of the Exchange Act or reproduce, disclose, or disseminate such information to any other person (other than its employees or agents having a need to know the contents of such information and its attorneys), except to the extent reasonably related to the exercise of rights under this Agreement, unless (a) such information has been made available to the public generally (other than by such recipient in violation of this Section 16.1), or (b) such recipient is required to disclose such information by a governmental body or regulatory agency or by law in connection with a transaction that is not otherwise prohibited hereby and the Company is given a reasonable opportunity to obtain injunctive relief or a protective order to maintain the confidentiality of such information.

     SECTION 16.2. Notices. All notices, requests and other communications under this Agreement shall be in writing and shall be either (a) delivered in person,
(b) sent by certified mail, return-receipt requested, (c) delivered by a recognized delivery service or (d) sent by facsimile transmission and addressed as follows:

     If intended for the Company:           Entertainment Properties Trust
                                            30 Pershing Road, Suite 201
                                            Kansas City, Missouri 64108
                                            Phone:  (816) 802-4524
                                            Fax:  (816) 472-5794
                                            Attention:  Gregory K. Silvers

     With a copy to:                        Shook, Hardy & Bacon LLP
                                            1010 Grand Boulevard, 5th Floor
                                            Kansas City, Missouri 64106
                                            Phone:  (816) 474-6550
                                            Fax:  (816) 842-3190
                                            Attention:  Craig L. Evans

     If intended for the Holders:           1200 Elmwood Park Blvd.
                                            New Orleans, Louisiana 70123
                                            Phone:  (504) 733-8181
                                            Fax:  (504) 733-0232
                                            Attention:  George Solomon, Jr.

     With a copy to:                        O'Connor & O'Connor, LLC
                                            228 St. Charles Avenue, Suite 1030
                                            New Orleans, Louisiana 70130
                                            Phone:  (504) 592-8230
                                            Fax:  (504) 592-8241
                                            Attention:  Henry O'Connor, III

Or at such other address, and to the attention of such other person, as the parties shall give notice as herein provided. A notice, request and other communication shall be deemed to be duly received if delivered in person or by a recognized delivery service, when delivered to the address of the recipient, if sent by mail, on the date of receipt by the recipient as shown on the return receipt card, or if sent by facsimile, upon receipt by the sender of an acknowledgment or transmission report generated by the machine from which the facsimile was send indicating that the facsimile was sent in its entirety to the recipient's facsimile number; provided that if a notice, request or other communication is served by hand or is received by facsimile on a day which is not a Business Day, or after 5:00 P.M. on any Business Day at the addressee's location, such notice or communication shall be deemed o be duly received by the recipient at 9:00 A.M. on the first Business Day thereafter.

From time to time as the Company may request, each Holder shall provide to the Company such evidence or documentation reasonably satisfactory to the Company, in its sole discretion, certified by an appropriate officer of such Holder, regarding the number of shares of Registrable Securities beneficially owned by such Holder and its status as an "affiliate" under the Securities Act.

     SECTION 16.3. Subject to the provisions of Article XII hereof, this Agreement shall inure to the benefit of and be binding upon the successor and permitted assigns of each of the parties.

     SECTION 16.4. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     SECTION 16.5. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF MISSOURI WITHOUT REGARD TO PRINCIPALS OF CONFLICTS OF LAWS.

     SECTION 16.6. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     SECTION 16.7. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     SECTION 16.8. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights, or provides rights superior to those, granted to the Holders of Registrable Securities in this Agreement.

  [The remainder of the page left blank intentionally. Signature page follows.]

     IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first written above.

                           ENTERTAINMENT PROPERTIES TRUST

                           By:
                                    -------------------------------------------
                                    Name:  David M. Brain
                                    Title:  President & Chief Executive Officer


                           G.S. THEATERS, L.L.C.
                           By:      Gulf States Theatres, Inc.

                                    By:
                                    -------------------------------------------
                                              T.G. Solomon, President


                           G.S. THEATERS, L.L.C.
                           By:      Gulf States Theatres, Inc.

                                    By:
                                    -------------------------------------------
                                              T.G. Solomon, President


                           CLEARVIEW THEATRES, L.L.C.
                           By:      Gulf States Theatres, Inc.

                                    By:
                                    -------------------------------------------
                                              T.G. Solomon, President


                           HOUMA THEATER, L.L.C.
                           By:      Gulf States Theatres, Inc.

                                    By:
                                    -------------------------------------------
                                              T.G. Solomon, President


                           HAMMOND THEATRES, L.L.C.
                           By:      Gulf States Theatres, Inc.

                                    By:
                                    -------------------------------------------
                                              T.G. Solomon, President